WEBSITE MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered as of the 1st day of December, 2015 , by and between David Axe of 805 Gregg Street; Columbia, SC 29201 , (the "Manager"), and Bright Mountain, LLC, of 6400 Congress Avenue, Suite 2050; Boca Raton, FL 33487(the "Company").

A. The Company desires to obtain Website Management Services described hereunder from the Manager;

B. The Company agrees to engage the Manager as an independent contractor to perform such Services and the Manager hereby agrees to provide such services to the Company

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Services: Company hereby appoints Manager to act as the Website Manager for WarisBoring.com. Manager acknowledges this is a Full-Time job and that he will be reporting to the Digital Director of Bright Mountain, LLC and will be available for phone calls and email correspondence nearly every day as required by content deadlines.

The Manager shall at all times observe and comply with all federal and state laws or regulations applicable to this Agreement. Manager shall supply daily and monthly Google Analytics and AdSense as requested by the Company.

2. Standard of Performance: Manager hereby agrees that he shall follow the highest ethical and professional standards in performing all Services to be provided under this Agreement.

3. The Manager is expected to use the Existing WarisBoring.com content group as follows:

David Axe, editor in chief (full time)
Robert Beckhusen, managing editor (full time)
Matthew Gault, reporter & podcaster (part time)
Joe Trevithick, reporter (part time)
Kevin Knodell, reporter (part time)
Zack Baddort, videographer (part time)
Matt Cetti-Roberts, war correspondent (part time)
& many other freelance contributors, however, Manager may make changes, from time to time, that he feels are in the best interest of Bright Mountain, LLC.

4. Term: This Agreement is effective on the date written above and shall expire on November 30, 2018; provided, however, that if the Website Asset Purchase Agreement of December 4, 2015 by and among the Company, the Manager and War Is Boring Co., Ltd. (the "Purchase Agreement") does not Close (as that term is defined in the Purchase

Agreement) on January 4, 2016, this Agreement automatically terminates and neither party shall have any obligation to the other party. The parties may agree to extend this Agreement for an additional 1 year period by giving 90 day's written notice. One year extension notice must be agreed to by both parties.

5. Independent Contractor: Manager shall provide the Services as an independent contractor and Manager shall not act as an employee, agent or broker of the Company. As an independent contractor, Manager will be solely responsible for paying any and all taxes levied by applicable laws on its compensation. Manager understands that Company will not withhold any amounts for payment of any taxes from Manager's compensation.

6. Payment:

(a) During the term of this Agreement, Company shall pay the Manager for Services under this Agreement the sum of $5,000 per month. Payment shall be made 50% on the 15th and 50% on the last day of each month; except that the Company shall tender $5,000 to the Manager upon the execution of this Agreement as first month's payment.

(b) Content group will submit invoices, approved by Manager, directly to the Digital Director, with a copy to the CFO, on the first day of each month.

7. Confidentiality: Manager in the course of performing the Services hereunder, may gain access to certain confidential or proprietary information of the Company. Such "Confidential Information" shall include all information concerning the business, affairs, products, marketing, systems, technology, customers, end-users, financial affairs, accounting, statistical data belonging to the Company and any data, documents, discussion, or other information developed by Manager hereunder and any other proprietary and trade secret information of Company whether in oral, graphic, written, electronic or machine-readable form. The Manager agrees to hold all such Confidential Information of the Company in strict confidence and shall not, without the express prior written permission of Company, (a) disclose such Confidential Information to third parties; or (b) use such Confidential Information for any purposes whatsoever, other than the performance of its obligations hereunder. The obligations under this Section shall survive termination or expiration of this Agreement.

8. Termination: Company may terminate this Agreement for willful misconduct by Manager by providing thirty (30) days written notice ("Termination Notice") to Manager. Willful misconduct means a knowing violation of a reasonable and uniformly enforced rule or policy. It means intentionally doing that which should not be done or intentionally failing to do that which should be done, knowing that injury to the Company will probably result or recklessly disregarding the possibility that injury to the company may result.

9. Notices: Any notices or reports required by this Agreement shall be deemed received on (a) the day of delivery if delivered by hand during receiving party's regular business hours or by facsimile or by email before or during receiving party's regular business hours; or (b) on the second business day following deposit in the United States mail, postage prepaid, to the addresses heretofore below, or to such other addresses as the parties may, from time to time, designate in writing pursuant to the provisions of this section.

Company:
Bright Mountain, LLC
6400 Congress Avenue, Suite 2050
Boca Raton, FL 33487

Manager:
David Axe
805 Gregg Street
Columbia, SC 29201

10. Governing Law: This Agreement is to be construed in accordance with and governed by the internal laws of the State of Florida, USA.

11. Dispute Resolution: All disputes under this Agreement shall be settled by arbitration in Palm Beach County before a single arbitrator pursuant to the commercial law rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to the other party to a dispute that such dispute has been referred to arbitration. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto.

This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding without right of appeal. Loser pays the costs.

12. Severability: If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect.

13. Entire Agreement; Amendment: This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom. No modification of or amendment to this Agreement shall be effective unless in writing and signed by each of the parties.

14. Waiver: The waiver by either party of a breach of or a default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

MANAGER:
Name: David Axe

Signature: David Axe

Date: 12/3/15

COMPANY:
Name: Bright Mountain, LLC
By: W. Kip Speyer

Signature: [signature]

Date: 12-4-15